UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2010
Date of Report (Date of earliest event reported)

Bonfire Productions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd.
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

N/A
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

The Company has retained William T. Watson to fill the position of Chief Operating Officer effective as of May 24, 2010.  Prior to joining the Company, Mr. Watson, age 52, served as Executive Vice President and Chief Marketing Officer for Neupara Corporation, a mobile broadband service provider.  From 2002 to 2004 he served as President and Chief Operating Officer of International Mobil Communications, a provider of mobile communications services.  From 2000 to 2002 he was a Division President of mPower Communications Group, a broadband carrier.  From 1992 to 2000 he was a Division President of Arch Wireless, a mobile data broadcaster, and from 1985 to 1991 he was Senior Vice President of Sales, Marketing and Business Development with Harren Communications Group, an operator of cable television, broadcast television/radio properties and advertising representation firms.  Mr. Watson received a BA in Business Administration from Western Michigan University.  Mr. Watson brings a wealth of operational experience and knowledge of the telecommunications industry to the Company.

With Mr. Watson on board, our management team is as follows:

Name	Age	Principal Positions With Us
Jennifer L. Pharris	28	President, Chief Executive Officer, Secretary, Director and Chairman of the Board
William T. Watson	52	Chief Operating Officer
Thomas Shaw	40	Senior Vice President of Marketing, Chief Marketing Officer
David R. Johnson	60	Chief Financial Officer
Jamal Khawaja	36	Chief Technology Officer

Item 1.01. Entry into Definitive Material Agreement.

Employment Agreement with William T. Watson

The Company entered into an employment agreement with Mr. Watson in connection effective as of May 24, 2010, which is substantially similar to the employment agreements the Company has with its other executive officers.  The Employment Agreement provides Mr. Watson with compensation in the form of an annual base salary of $250,000, a potential bonus, restricted stock, severance pay and excise tax gross-up, and with benefits, including, without limitation, 401(k) plan participation and health, life and dental insurance.

The Employment Agreement contains change in control provisions which are designed to reduce the distraction of our executive officers that might otherwise arise from the personal uncertainties caused by a change in control and to encourage the executive’s full attention and dedication to the Company.  On the date of a change in control, the executive will be entitled to the immediate vesting of any and all restricted stock that executive holds at that time.  Under the Employment Agreement, a “Change in Control” is generally determined to have occurred if:

•	a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company;

•
the Company shall be merged, consolidated or reorganized with another corporation, partnership or other entity, and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities of the surviving or resulting corporation, partnership or other entity shall be owned in the aggregated by the shareholders of the Company, as determined immediately prior to the consummation of such merger, consolidation or reorganization;

•	the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate in a single transaction or a series of related transactions; or

•
a person, within the meaning of Section 3(a)(9) or Section 13d(3) of the Exchange Act, other than any executive benefit plan then maintained by the Company, shall acquire more than 30% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

The Employment Agreement also provides for certain payments to be made to Mr. Watson upon the termination of his employment with the Company.  In determining the amount of severance to be paid, there must be a determination as to whether such termination was for “cause” or “good reason.”  The Employment Agreement defines “cause” to include:

•	habitual neglect of or deliberate or intentional refusal to perform any of his duties or obligations under the Employment Agreement;

•	fraudulent or criminal activities;

•	any grossly negligent act or omission;

•	deliberate breach of Company rules resulting in a material loss or damage to the Company; and

•	his failure to fulfill annual performance goals and objectives (which shall be determined by Mr. Watson and certain other officers and/or directors of the Company).

The Employment Agreement define “good reason” to include occurrences such as:

•	a material breach of the Employment Agreement by the Company;

•
the assignment of Mr. Watson without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as stated in the Employment Agreement; and

•	any reduction in Mr. Watson’s annual salary without such executive’s consent.

If Mr. Watson’s employment is terminated for “cause” or by reason of death of Mr. Watson, the Employment Agreement, subject to certain restrictions, entitles Mr. Watson to a lump sum payment of six months of his annual base salary. Upon the termination of Mr. Watson’s employment by the Company without “cause”, or by Mr. Watson with “good reason,” the Employment Agreement, subject to certain restrictions, entitles Mr. Watson to a lump sum payment of equal to 6 months of his annual base salary.  Mr. Watson is also entitled to the immediate vesting of any stock options held by him at such time.

In addition, under his employment agreement, the Company will grant to Mr. Watson a restricted stock award of 950,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 50,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Watson’s restricted stock award vest according to the following schedule: 450,000 shares vest on December 31, 2010, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest; and 450,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest.  All unvested shares will immediately vest on the date of a change in control.

Amendment and Restatement of Investment Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC.

 Effective March 24, 2010 the Company has Amended and Restated its Investment Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC relating to its $15 million Equity Line of Credit with Kodiak.  These Agreements are filed as Exhibits to this Report.

The amendment removed the minimum price per share at which shares could be “put” to Kodiak by the Company and also clarified that the restriction on Kodiak owning no more than 4.99% of the Company’s common stock does limit the amount of shares that the Company may “put” to Kodiak.

As revised the Investment Agreement provides as follows:

Pursuant to the Investment Agreement, we have the right to “put” to Kodiak (the “Put Right”) up to $15 million in shares of our common stock (i.e., we can compel Kodiak to purchase our common stock at a pre-determined formula) for a purchase price equal to 85% of the lowest closing “best bid” price (the highest posted bid price) of our common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement (the “Equity Line of Credit”). The dollar value that we will be permitted to put will be, at our option, either: (a) up to $5 million or (b) up to 200% of the average daily volume in the U.S. market of our common stock for the ten (10) trading days prior to the notice of our put, multiplied by the average of the three (3) daily closing bid prices immediately preceding the date of the put notice. Kodiak has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.

Kodiak will only purchase shares when we meet the following conditions:

•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
•
our common stock has not been suspended from trading for a period of two consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

•	we have complied with our obligations under the Investment Agreement and the attendant Registration Rights Agreement;
•
no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

•	the issuance of the shares will not violate any shareholder approval requirements of the market or exchange on which our shares are principally listed; and
•	we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws.

The Investment Agreement will terminate when any of the following events occur:

•	Kodiak has purchased an aggregate of $15 million of our common stock;
•	thirty-six (36) months after the SEC declares the Registration Statement related to the resale of the shares we may put to Kodiak effective; or
•	upon written notice from us to Kodiak.

Similarly, this Investment Agreement, may, at the option of the non-breaching party, terminate if Kodiak or us commit a material breach, or become insolvent or enter bankruptcy proceedings.

This Investment Agreement will be suspended if any of the following were to occur, and would remain suspended until such event were to be rectified:

•	our common stock ceases to be registered under the Exchange Act; or
•	the trading of our common stock is suspended by the SEC, the NASD, or its principal market for two consecutive trading days.

As we draw down on the Equity Line of Credit, shares of our common stock will be sold into the market by Kodiak.  The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line of Credit. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line of Credit. We have no obligation to utilize the full amount available under the Equity Line of Credit.

In consideration of the Equity Line of Credit contained in the Investment Agreement we will pay to Kodiak a commitment fee equal to 5% of the $15,000,000 facility amount, or $750,000.  This amount will be payable one-half as of the closing of the first draw-down under the Equity Line of Credit and the remaining one-half as of the earlier of the second draw-down under the Equity Line of Credit or three months after the date of the Investment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Employment Agreement dated effective as of May 24, 2010 between the Company and William T. Watson.

10.2	Amended and Restated Investment Agreement dated as of May 24, 2010 between the Company and Kodiak Capital Group, LLC.

10.3	Amended and Restated Registration Rights Agreement dated as of May 24, 2010 between the Company and Kodiak Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2010	Bonfire Productions, Inc.

By:	/s/ Jennifer Pharris

Jennifer Pharris

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated effective as of May 24, 2010 between the Company and William T. Watson.
10.2	Amended and Restated Investment Agreement dated as of May 24, 2010 between the Company and Kodiak Capital Group, LLC.
10.3	Amended and Restated Registration Rights Agreement dated as of May 24, 2010 between the Company and Kodiak Capital Group, LLC.